UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): June 9, 2012

CLEAR SYSTEM RECYCLING, INC.
(Exact name of registrant as specified in charter)

            Nevada                                            333-174155                               27-4673791

(State or other jurisdiction                 (Commission                                (IRS Employer

    of incorporation)                               File Number)                         Identification No.)

73 Raymar Place, Oakville, Ontario, Canada L6J 6MI

 (Address of principal executive offices)

1-905-302-3843
(Registrant's telephone number, including area code)

9 Scheel Drive, Markham, Ontario, L6E OM2
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective June 9 2012, our sole director Arthur John Carter elected Michael D. Noonan as Director to fill the vacancy left from the resignation of Cheryl Nesler. Mr. Noonan was then elected by the Board of Directors to serve as Chief Financial Officer, Secretary and Treasurer of the Company.

There are no material proceedings known to the Company to which any director, officer or affiliate of the Company or any owner of record or beneficially of more than 5% of any class of voting securities of the Company or any affiliate of such persons is a party adverse to the Company or has a material interest adverse to the Company. There are no legal proceedings known to the Company that are material to the evaluation of the ability or integrity of any of the directors or executive officers.

Michael Noonan has more than 20 years of corporate finance, corporate governance and investor relations experience with companies listed on the New York Stock Exchange, NASDAQ and the American Stock Exchange.  Michael currently serves as a Director of Sky Petroleum Inc. and has been an officer of Sky Petroleum Inc. since August 2005.  Prior to joining Sky Petroleum Inc., Michael worked in the finance department for Forgent Networks Inc. from May 2002 to February 2006, where he most recently served as the Senior Director of Investor Relations.  Prior to Forgent, Michael worked for Pierpont Communications Inc., an investor and public relations firm, where he was a Senior Vice President.  Mr. Noonan has also served as Director of Investor Relations and Corporate Communications at Integrated Electrical Services Inc., an electrical services company, and Manager of Investor Relations and Public Affairs for Sterling Chemicals Inc., a manufacturer of commodity petro-chemicals.  Michael received a Bachelor of Business Administration degree in Business Administration and Economics from Simon Fraser University in British Columbia, Canada; a Master of Business Administration degree from Athabasca University in Alberta, Canada; and an Executive Juris Doctorate from Concord School of Law in Los Angeles, California.

ITEM 5.03     AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

On June 13, 2012, the Company filed a Certificate of Change with the Secretary of State of Nevada with an effective date and time of June 28, 2012 at 5:30 pm EDT (the "Effective Time"), at which time a 12.5-for-1 forward stock split of the Company's authorized shares of Common Stock, accompanied by a corresponding increase in the Company's issued and outstanding shares of Common Stock (the "Forward Stock Split") shall be effected.   Notwithstanding the record date in Nevada is June 28, 2012, no action will be taken until such time as FINRA has notified us of its approval and effect the split in the market. Pursuant to Section 78.207 of the Nevada Revised Statutes, and pursuant to the Amended and Restated Articles of Incorporation (the "Articles of Incorporation") of the Company, on June 8, 2012 by unanimous written consent, the Board of Directors of the Company authorized the Forward Stock Split.  Pursuant to Section 78.209 of the Nevada Revised Statutes, our Board of Directors may take action to amend our Articles of Incorporation by filing a Certificate of Change with the Secretary of State of Nevada. Nevada law does not require the Company to obtain any vote or consent of our shareholders to consummate the Forward Stock Split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR SYSTEM RECYCLING, INC.

June 13, 2012                                                              By /s/ Arthur John Carter

                                                                                    Name: Arthur John Carter

Title: President